EXHIBIT 99.01

AMENDED PRESS RELEASE

This amended press release supersedes the press release issued December 26, 2019, and is being made pursuant to and in accordance with Rule 135 under the Securities Act of 1933. This notice does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

INVESTVIEW OPTS TO DO A PERPETUAL PREFERRED UNIT OFFERING

IN LIEU OF THE TENDER OFFERING

Eatontown, New Jersey. December 31, 2019 – Investview, Inc. (OTCQB: INVU) has altered its plan to launch a tender offer to exchange shares of its outstanding Common Stock for newly-created shares of Series A Convertible Preferred in favor of issuing a Perpetual Preferred Unit Offering.

Investview Inc. has determined that is in the best interest of our shareholders to not proceed with the tender offer in lieu of a better alternative. As Investview worked with financial and legal professionals to evaluate various courses of action, the Company was presented with the alternative of issuing a Perpetual Preferred Unit Offering which is better suited for Investview and its shareholders.

The Company plans to file a registration statement on Form S-1 offering up to 2 million units at an offering price of $25 per Unit, each consisting of: (i) one share of 13% Cumulative Perpetual Preferred Stock having a stated value of $25 per share (the “Cumulative Preferred Stock”); and (ii) five common stock purchase warrants (the “Warrants”), each exercisable for five years from the effective date of the initial closing of the Registration Statement (the “Effective Date”) (together, the “Units”). The Cumulative Preferred Stock, the Warrants and the shares of Common Stock underlying the Warrants will be registered in the registration statement. The 13% per annum dividends for the first three years will be escrowed from the $25 Unit offering price, representing $9.75 per share, which will result in net proceeds to the Company of $15.25 per share before paying commissions and other expenses of the offering. These escrowed dividends shall be paid monthly from an escrow account that is yet to be established. The Company can redeem the Cumulative Preferred Stock after three years at the $25 per share stated value or at any time after the 36-month anniversary of the Effective Date. Starting in year four, if not redeemed, the Company will pay the $3.25 per share yearly dividends in twelve equal monthly installments and, if any dividends are not paid, they will be cumulative and be accrued.

Upon the first closing, which shall occur immediately following the sale of 160,000 Units resulting in gross proceeds to the Company of $4 million, the Company will apply for the initial listing on the OTCQX of the shares of Cumulative Preferred Stock, the Warrants and, if eligible, the shares underlying the Warrants. To qualify for listing, the OTCQX requires 50 holders of the shares of Cumulative Preferred Stock and the Warrants and the Company already meets the number of holders of Common Stock for OTCQX listing but must also meet the price per share requirement.

The Company will conduct closings, subsequent to the first closing, on a weekly basis for the same offering price of $25 per Unit while those shares of the Cumulative Preferred Stock and Warrants, and common Stock, if eligible, are trading on the OTCQX.

In addition, the Company plans to allow its common stockholders to exchange up to $1.2 million worth of common stock for the Units on a pari-passu basis. The exchange ratio will be set on the day of the first closing of the Perpetual Preferred Stock offering.

This amended press release supersedes the press release issued December 26, 2019, and is being made pursuant to and in accordance with Rule 135 under the Securities Act of 1933. This notice does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

About Investview, Inc.

Investview, Inc. is a diversified financial technology organization that operates through its subsidiaries, to provide financial products and services to individuals, accredited investors and select financial institutions. For more information on Investview and all of its wholly-owned subsidiaries, please visit: www.investview.com

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements.” When the words “believes,” “expects,” “plans,” “projects,” “estimates,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events, except as required by federal securities law.

Safe Harbor Statement

This news release includes certain information that may constitute forward-looking statements. Forward-looking statements are typically identified by terminology such as “could,” “may,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “proposed,” “planned,” “potential” and similar expressions, or are those, which, by their nature, refer to future events. All statements, other than statements of historical fact, included herein, including statements about Investview’s beliefs and expectations, are forward-looking statements. Forward-looking information is necessarily based upon a number of assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties and other factors which may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking information. Although Investview believes that such statements are reasonable, it can give no assurance that such forward-looking information will prove to be accurate. Investview cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors. Accordingly, due to the risks, uncertainties and assumptions inherent in forward-looking information, readers and prospective investors in the Company’s securities should not place undue reliance on forward-looking information. All forward-looking information contained in this press release is given as of the date hereof and is based upon the opinions and estimates of management and information available to management as at the date hereof and is subject to change. The Company assumes no obligation to revise or update forward-looking information to reflect new circumstances, whether as a result of new information, future events or otherwise, except as required by law.

Investview Press Contact

Contact: Mario Romano

Phone Number: 732.889.4308

Email: pr@investview.com